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            [FORM OF TERM SHEET FOR RESOLUTION OF NEXTWAVE CASES]

THE TRANSACTION:         TOTAL VALUE OFFERED:   $8.306 billion (assumes no surviving NextWave
                                                liabilities or obligations)

                         FCC:                   $5.306 billion in cash, consisting of:

                                                 -  $3.326 billion to pay off the FCC notes (net
                                                    present value at 11%)

                                                 -  $0.991 billion for all unpaid interest on
                                                    the FCC notes*

                                                 -  $0.989 billion "unjust enrichment"
                                                    payment**

                                             --------------

                                                 *   Assumes June 30, 2000 payment upon grant of "long
                                                     form" licenses.

                                                 **  Unjust enrichment payment calculated under 47 C.F.R.
                                                     Section 1.2111(d) for repayment of bidding credits.

                         EQUITYHOLDERS:         $2.5 billion payable in Nextel common stock

                         CREDITORS:             $0.5 billion in cash

Nextel would commence tender offers for NextWave common stock and creditor claims under the FCC policy statements and rules regarding hostile tender offers for entities holding FCC-issued licenses (the "FCC Tender Offer Procedures"). 59 RR 2d 1536 (Mar. 17, 1986). Based on the information available to Nextel suggesting that approximately 250 million common equivalent NextWave common shares are outstanding, the $2.5 billion equity purchase price equates to approximately $10 per NextWave common share. Creditor claims tendered would be purchased at 100% of the aggregate principal amount thereof plus accrued and unpaid interest to the tender offer expiration date (assumed to be February 17, 2000) up to a maximum of $0.5 billion in the aggregate. Common stock and creditor claims not tendered would be acquired in a clean-up merger effected under an exit plan of reorganization. The FCC's claims would not be purchased in the tender offer, but instead would be reinstated in full and repaid as described below upon approval of the "long form" application.

FCC APPROVAL:

Simultaneously with the commencement of the tender offers, Nextel would file (1) an application with the FCC for "short form" approval of an interim transfer of NextWave's PCS licenses to a named independent trustee under the FCC Tender Offer Procedures and (2) pending the outcome of the tender offers, an application with the FCC for final,

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"long form" approval of the permanent transfer of such licenses to Nextel.
Nextel would simultaneously obtain a declaratory ruling from the FCC to the effect that, under the FCC rules (i) the FCC could grant waivers of the designated entity holding period to non-designated entities otherwise qualified to hold the licenses which pay the FCC the full amount owed by the designated entity plus any "unjust enrichment" payment, (ii) the FCC could allow creditors and equity holders to receive payment prior to FCC approval of the "long form" application as it would in a tender offer for control of a company not in bankruptcy, and (iii) the grant of the PCS licenses to a designated entity in bankruptcy will not be revoked following purchase of the shares and the deposit of the shares into a trust by reason of the prior conduct of the designated entity, including the designated entity's failure to meet the payment conditions of the license.

TIMING:

The "short form" FCC approval is expected to be received in 45 days, and the declaratory ruling from the FCC is expected to be obtained substantially simultaneously (Nextel is in the process of initiating the declaratory ruling proceedings in advance of initiating the tender offers). Thus, based on the schedule proposed below, the tender offers would expire, and tendering equity and debt holders would receive payment, in February 2000. Nextel would take the risk of FCC "long form" approval. The specific timetable is:*

             Time                      Event
          --------         ----------------------------------
          12-20-99         Declaratory rulings filed with FCC

          Prior to
          12-31-99         SEC registration statement filed and cleared

           1-3-00          Tender offers commence; FCC applications filed;
                           HSR Act, etc. filings made

          2-17-00 Tender offer expiration date and tender offer payments made; short form approval granted;
                           confirmation of exit POR filed with Bankruptcy Court;
                           acceptance of tenders and distributions to tendering equity and debt claims holders

          6-30-00          Long form approval granted; exit POR completed

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* Assumes all relevant conditions to all events satisfied and no delaying factors are present.

COMPETITIVE BIDS:

Other parties would be free to pursue competing transactions (including the Global Crossing transaction) during Nextel's tender offers and Nextel would receive no break-up or other compensation from NextWave if its tender offers were unsuccessful. Tendering shareholders and claim holders will have withdrawal rights to permit competing bids to be made.

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CONDITIONS:

The tender offers would be conditioned on:

 - Ninety percent (90%) in voting power, calculated as of the expiration date, of the outstanding shares of each series of NextWave common stock being validly tendered and not withdrawn;

 - Grant of the "short form" approval from the FCC and receipt of the declaratory rulings as described above;

 - The establishment of arrangements to permit an exit plan of reorganization to be consummated on terms and conditions reasonably satisfactory to Nextel and consistent with the financial terms set forth above;

 - The number of fully diluted NextWave shares and total amount of rejection damages, etc. being determined so that the exact per share/claim tender offer prices can be fixed consistent with the financial terms hereof; and

 - Termination of the waiting period requirements of the Hart-Scott-Rodino Act, effectiveness of the registration statement for the Nextel shares to be issued in the tender offer and other customary tender offer conditions (Nextel is in the process of initiating the required regulatory filings).

As in the case of any unilateral tender offer, Nextel could waive any condition, except that Nextel would not waive the FCC approval conditions and regulatory requirements specified above.

EXIT PLAN OF
REORGANIZATION:

In connection with the tender offers and subject to bankruptcy law requirements, Nextel would submit a plan of reorganization to the bankruptcy court under which:

 - All creditor claims not purchased in the tender offer would be fully satisfied by payment in cash of the lesser of (x) 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to and including the effective date of the plan, and (y) such claim's proportional percentage share (as determined by the Bankruptcy Court) of all creditor claims not purchased in the tender offer and not paid pursuant to clause
     (x), multiplied by the remaining cash amount (i.e., $500 million less the aggregate of all payments made for claims purchased in the tender offer and for all claims paid pursuant to clause (x) above) such that the total amount paid for all claims purchased in the tender or satisfied under the exit plan of reorganization will not exceed $0.5 billion in the aggregate. The exit plan of reorganization also will provide that all liabilities and

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     obligations of the NextWave debtors will be released and extinguished absolutely upon final consummation (i.e., payment to the FCC);

 -   NextWave would be merged with a wholly owned subsidiary of Nextel; and

 - Any equity interests in NextWave not exchanged in the tender offer would be converted in the merger into the right to receive a number of shares of Nextel common stock at the same ratio at which NextWave shares were exchanged in the tender offer (or, at Nextel's election, a cash per share price equal to the value of the Nextel shares exchanged in the tender offer, or approximately $10 based on the assumptions set forth above).

Effectiveness of Nextel's exit plan of reorganization would be conditioned upon receipt of "long form" approval from the FCC and consummation of such plan pursuant to the final order of the Bankruptcy Court.

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